EXHIBIT 99.1

Contacts: Leiv Lea Pharmacyclics, Inc. (408) 774-0330 Carolyn Bumgardner Wang WeissComm Partners (415) 225-5050

PHARMACYCLICS REPORTS THIRD QUARTER FINANCIAL RESULTS
AND CORPORATE UPDATE

-- Conference Call Today at 4:30 p.m. EDT --

Sunnyvale, Calif., -- April 26, 2007 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today reported financial results for its third fiscal quarter ended March 31, 2007. The net loss for the third quarter of fiscal 2007 was $6.8 million, or $0.26 per share, compared to a net loss of $7.4 million, or $0.37 per share, in the third quarter of fiscal 2006. The net loss for the third quarter of fiscal 2007 included $0.9 million of share-based compensation expense, compared to share-based compensation expense of $1.4 million in the third quarter of fiscal 2006.

Total operating expenses were $7.4 million in the third quarter of fiscal 2007 compared to $8.0 million for the third quarter of fiscal 2006, a decrease of $0.6 million. The decrease in total operating expenses in the third quarter of fiscal 2007 was primarily due to a $0.5 million decrease in share-based compensation expense.

Pharmacyclics also reported its financial results for the nine months ended March 31, 2007. The net loss for the nine months ended March 31, 2007 was $19.2 million, or $0.82 per share, compared to a net loss of $27.5 million, or $1.38 per share, for the nine months ended March 31, 2006.

As of March 31, 2007, the company's cash, cash equivalents and marketable securities totaled $44.5 million compared to $40.5 million as of June 30, 2006. In November 2006, the company completed a public offering of 4,830,000 shares of common stock, which resulted in net proceeds to the company of approximately $21.3 million.

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Recent Accomplishments

-- On April 23, 2007, we announced that the U.S. Food and Drug Administration (FDA) had filed our New Drug Application (NDA) for Xcytrin® (motexafin gadolinium) Injection for the treatment of brain metastases from non-small cell lung cancer. The Prescription Drug User Fee Act (PDUFA) date for completion of review by FDA is December 31, 2007.

-- After receiving a refusal to file letter from the FDA in February 2007 regarding our Xcytrin NDA, we notified FDA in April that we were requesting that our NDA be filed over protest.

-- We and our collaborators presented data at the American Association for Cancer Research (AACR) 2007 Annual Meeting demonstrating the promise of Pharmacyclics' earlier-stage pipeline of product candidates beyond Xcytrin to treat other types of cancer:

•    Results from laboratory studies demonstrated that the company's HDAC inhibitor, PCI-24781 inhibits homologous recombination, a cellular mechanism of DNA repair. This work led to identification of a biomarker that may be potentially used to predict efficacy of the drug in patients.

•    Results from studies of Pharmacyclics' BTK inhibitor, PCI-31523, on a variety of B-cell receptor-expressing lymphoma cell lines demonstrated that multiple diffuse large B-cell lymphoma lines and follicular lymphoma lines are sensitive to the drug. These studies support potential use in lymphoma therapy.

"In addition to pursuing approval of Xcytrin, a potentially important new treatment for a major unmet medical need, we are also aggressively developing it for other indications with several ongoing Phase 2 clinical trials ," said Richard A. Miller, M.D., president and CEO of Pharmacyclics. "We continue to advance our earlier-stage pipeline of novel small molecules for treatment of cancer and autoimmune diseases."

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Conference Call and Webcast Details

The Company will hold a conference call today at 4:30 p.m. EDT (1:30 p.m. PDT) to discuss third quarter 2007 financial results. To participate in the conference call, please dial 800-497-0451 for domestic callers and 706-758-3306 for international callers and reference conference passcode, 6302772. To access the live audio broadcast or the subsequent archived recording, log on to http://ir.pharmacyclics.com. The archived version of the webcast will be available on the company's website for one month.

About Pharmacyclics

Pharmacyclics is a pharmaceutical company developing innovative products to treat cancer and other serious diseases. The company is leveraging its small-molecule drug development expertise to build a pipeline in oncology and other diseases based on a wide range of targets, pathways and mechanisms. Its lead product, Xcytrin®, has completed Phase 3 clinical trials and several ongoing Phase 1 and Phase 2 clinical trials are evaluating Xcytrin, either as a single agent or in combination with chemotherapy and/or radiation in multiple cancer types. More information about the company, its technology, and products can be found at www.pharmacyclics.com. Pharmacyclics®, Xcytrin® and the "pentadentate" logo® are registered trademarks of Pharmacyclics, Inc.

NOTE: Other than statements of historical fact, the statements made in this press release about plans for our NDA filing, enrollment and future plans for our clinical trials, progress of and reports of results from preclinical and clinical studies, clinical development plans and product development activities are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "will," "may," "continue," "plan," "expect," "intend," "anticipate," variations of such words, and similar expressions also identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward- looking statements. Factors that could affect actual results include risks associated with the possibility that the FDA declines to schedule an advisory panel meeting to review our NDA; the FDA refuses to approve our NDA; because our Phase 3 clinical trial known as the SMART (Study of Neurologic Progression with Motexafin Gadolinium And Radiation Therapy) trial failed to meet its primary endpoint, the FDA may require additional data, analysis or studies before the NDA is approved by the FDA; the outcome of any discussions with the FDA; the initiation, timing, design, enrollment and cost of clinical trials; unexpected delays in clinical trials and preparation of materials for submission to the FDA as part of our NDA filing; the fact that data from preclinical studies and Phase 1 or Phase 2 clinical trials may not necessarily be indicative of future clinical trial results; our ability to obtain future financing and fund the preparation of our NDA filing and the product development of our pipeline; our ability to establish successful partnerships and collaborations with third parties; the regulatory approval process in the United States and other countries; and our future capital requirements.

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For further information about these risks and other factors that may affect the actual results achieved by Pharmacyclics, please see the company's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its annual report on Form 10-K for the period ended June 30, 2006 and its subsequently filed quarterly reports on Form 10-Q. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

---FINANCIALS ATTACHED---

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Pharmacyclics, Inc.
 (a development stage enterprise)
Condensed Statements of Operations
(unaudited) (in thousands, except per share data)

	Three Months		Nine Months
	Ended March 31,		Ended March 31,
	2007	2006	2007	2006
Grant revenue	$--	$156	$19	$156
Operating expenses:
Research and development	5,669	5,313	15,557	19,315
General and administrative	1,705	2,685	5,315	9,756
Total operating expenses	7,374	7,998	20,872	29,071
Loss from operations	(7,374)	(7,842)	(20,853)	(28,915)
Interest and other income, net	615	467	1,626	1,449
Net loss	$(6,759)	$(7,375)	$(19,227)	$(27,466)

Basic and diluted net loss per share	$(0.26)	$(0.37)	$(0.82)	$(1.38)
Shares used to compute basic and
diluted net loss per share	25,938	19,904	23,581	19,871

Condensed Balance Sheets
(unaudited, in thousands)

	March 31,	June 30,
	2007	2006
Assets
Cash, cash equivalents and marketable securities	$ 44,541	$ 40,477
Other current assets	1,105	961
Total current assets	45,646	41,438
Property and equipment, net	868	764
Other noncurrent assets	523	527
	$ 47,037	$ 42,729
Liabilities and stockholders' equity
Current liabilities	$ 2,387	$ 3,339
Long-term obligations	75	70
Stockholders' equity	44,575	39,320
	$ 47,037	$ 42,729

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